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                                                                    EXHIBIT 99.4

                           TELESPECTRUM WORLDWIDE INC.

                            SALE MAKEUP PAYMENT PLAN

1. Establishment of Plan. TeleSpectrum Worldwide Inc. (the "Company") hereby establishes, as of April 29, 2002 (the "Effective Date"), this Sale Makeup Payment Plan (this "Plan") for the benefit of certain of its employees as set forth herein. This Plan may not be revoked, altered or amended without the prior written consent of the Principal Executives (as hereinafter defined).

2. Sale Makeup Payment. In the event that on or before two years from the Effective Date there occurs a Change of Control (as hereinafter defined), at the election of the Named Executives (as hereinafter defined), made in writing to the Company within 30 days of such Change of Control (or, if later, within 30 days of notice by the Company to the Named Executives of such Change of Control), the Company shall make payments in an aggregate amount of $2,000,000 (each such payment, a "Sale Makeup Payment" and collectively, the "Sale Makeup Payments") in such amounts and to such persons who are employees of the Company as of the Effective Date as directed by the Named Executives to the Company in writing signed by all Named Executives; provided, however, that each Principal Executive who is employed by the Company (or deemed to be so employed as set forth below) upon the occurrence of the Change of Control shall receive a Sale Makeup Payment in the amount of $500,000; and provided, further, that the aggregate amount of all Sale Makeup Payments shall not exceed $2,000,000. For purposes of this Plan, a Principal Executive shall be deemed to be employed by the Company upon the Change of Control if (a) such Principal Executive's employment is terminated by such Principal Executive or the Company, in each case, under Section 5 of his employment agreement with the Company or (b) such Principal Executive's employment is terminated by the Company after the Employment Term (as defined in such Principal Executive's employment agreement) in such a manner that would not have constituted termination for "cause" under Section 4(c) of his employment agreement with the Company if such agreement were still in effect.

3. Termination of Options. In the event the Named Executives have the Company pay the Sale Makeup Payments, any options granted to any person pursuant to Section 9 of the 2002 Stock Incentive Plan shall be cancelled.

4.    Tax Gross-Up.

      A. In addition to the Sale Makeup Payments provided for in Section 2 above, the Company shall pay to each person who receives a Sale Makeup Payment (a "Recipient") an amount equal to amount by which the Taxes incurred by such Recipient upon receipt of the Sale Makeup Payment (including any excise taxes) exceed the amount of Taxes that the Recipient would have incurred upon receipt of the Sale Makeup Payment if the Sale Makeup Payment were taxed at then applicable rates for long-term capital gain (and not subject to any excise taxes)(such difference, the "Rate Differential Amount") plus the tax gross-up
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            amount described herein. The payment made pursuant to this Section 4
            (the "Gross-Up Payment") shall be grossed-up such that after payment by the Recipient of any Taxes imposed on the receipt of the Gross-Up Payment, the Recipient shall retain an amount of the Gross-Up
            Payment equal to the Rate Differential Amount. For illustration purposes only, if the Recipient's Rate Differential Amount is $100 and the Recipient is subject to a 40% combined federal, state and local tax rate, then the Company shall make a payment to the Recipient equal to $166.67, an amount equal to (i) the Recipient's tax liability on the receipt of the Gross-Up Payment plus (ii) the Rate Differential Amount ($166.67 x 40% = $66.67; $166.67 - $66.67 =
            $100 (the Rate Differential Amount)).

      B. All determinations required to be made under this Section 4, including the amount of the Gross-Up Payment, the Rate Differential Amount and the assumptions to be utilized in arriving at such determinations, shall be made by the public accounting firm which prepares the income tax returns of the Recipient unless otherwise agreed to by the parties. A written summary of such determination and the assumptions used shall be prepared by such accounting firm and delivered to the Company. Any Gross-Up Payment, as determined pursuant to this Section 4, shall be paid by the Company to the Recipient within ten days of Company's receipt of the determination.

5. For purposes of this Plan, the following terms shall be defined as set forth below:

      A. "Change of Control" shall be the earliest to occur of the following events: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (provided that the term "person" shall not be deemed to include the lenders under the Credit Agreement (as defined below) or any affiliates thereof by reason of any voting arrangements to which an acquiror may become subject), other than the lenders listed on the signature pages of the Second Amended and Restated Credit Agreement dated as of April 29, 2002 among the Company and such lenders (the "Credit Agreement"), together with any affiliates thereof, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the capital stock of the Company entitled to vote for the election of directors; (ii) the drag-along provisions of Section 4.2(d) of the Stockholders Agreement dated as of April 29, 2002 among the Company and the stockholders and other parties named therein are invoked; (iii) any of the following transactions is consummated: (A) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), or where the members of the Company's Board or Directors,


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            immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation; (B) the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not either a subsidiary of the Company or an entity whose stockholders and other equity holders, individually, have the same equity interests in the Company and the acquiring company; or (C) a liquidation or dissolution of the Company.

      B. "Named Executives" shall mean each of the following persons who are employed by the Company upon the occurrence of a Change of Control:
            J. Peter Pierce; Chris Williams; Joe Nezi; and Kurt Dinkelacker; provided, however, if none of such persons are employed by the Company upon the occurrence of a Change of Control, the Named Executives shall be the members of the Company's Board of Directors who have been designated by management as provided in the Stockholders Agreement dated April 29, 2002 among the Company and the other parties named therein.

      C. "Principal Executives" shall mean each of the following persons: J. Peter Pierce; Chris Williams; Joe Nezi; and Kurt Dinkelacker.

      D. "Taxes" shall mean all income taxes, employment taxes which would not have been incurred but for the receipt of the Sale Makeup Payment and the Gross-Up Payment (e.g., FICA and Medicare taxes) and any excise taxes under Section 4999 of the Code or any similar state or local tax, in each case imposed by any federal (including the tax resulting from the loss of any federal deductions or exemptions which would have been available to a Recipient but for receipt of the Sale Makeup Payment or the Gross-Up Payment), state, local, commonwealth or foreign government.


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